As filed with the Securities and Exchange Commission on September 26, 2023

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AAR CORP.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-2334820 (I.R.S. employer identification no.)

One AAR Place 1100 N. Wood Dale Road Wood Dale, Illinois (Address of Principal Executive Offices)	60191 (Zip Code)

AAR CORP. 2013 Stock Plan
(As Amended and Restated Effective July 13, 2020)
(Full title of the plan)

Jessica A. Garascia
Senior Vice President, General Counsel, Chief Administrative
Officer and Secretary
AAR CORP.
One AAR Place
1100 N. Wood Dale Road
Wood Dale, Illinois 60191
(Name and address of agent for service)

(630) 227-2000
(Telephone number, including area code, of agent for service)

With a copy to:
Timothy J. Melton
Jones Day
110 N. Wacker Drive, Suite 4800
Chicago, Illinois 60606
(312) 782-3939

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

STATEMENT PURSUANT TO GENERAL INSTRUCTION E
OF FORM S-8 “REGISTRATION OF ADDITIONAL SECURITIES”

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by AAR CORP. (the “Registrant”) pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”) to register an additional 1,850,000 shares of the Registrant’s common stock, $1.00 par value per share (the “common stock”), for issuance pursuant to the AAR CORP. 2013 Stock Plan, as amended and restated effective July 13, 2020 (as amended since July 13, 2020, the “Plan”). The contents of the Registration Statements on Form S-8 (File No. 333-191915, File No. 333-214445 and File No. 333-249400), filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on October 25, 2013, November 4, 2016 and October 9, 2020, respectively, registering 2,500,000, 2,850,000 and 2,100,000 shares of its common stock, $1.00 par value per share, respectively, issuable under the Plan, are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

All information required in the Registration Statement (other than the items noted below and the signature page) is set forth in the Registration Statements on Form S-8 (File No. 333-191915, File No. 333-214445 and File No. 333-249400), as described above, and is incorporated herein by reference.

Item 3.	Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended May 31, 2023;

b)	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended August 31, 2023;

c)	The Registrant’s Current Reports on Form 8-K filed with the Commission on July 19, 2023, August 28, 2023, September 20, 2023 and September 22, 2023;

d)	The Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on August 8, 2023, but only to the extent that such information was incorporated by reference into the Registrant’s Annual Report on Form 10-K for the fiscal year ended May 31, 2023; and

e)	The description of the Registrant’s common stock contained in the registration statement on Form 8-A filed on September 29, 1967, as updated by the description of the common stock contained in Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended May 31, 2022, and any subsequent amendment(s) or report(s) filed for the purpose of updating such description.

To the extent that any information contained in any Current Report on Form 8-K (including Items 2.02 or 7.01), or any exhibit thereto, was furnished to, rather than filed with, the Commission, such information or exhibit is specifically not incorporated by reference.

All reports and other documents that the Registrant subsequently files with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates the Registrant has sold all of the securities offered under this Registration Statement or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date that the Registrant files such report or document.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or replaces such statement. Any such statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part of this Registration Statement.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 8.	Exhibits.

The exhibits filed herewith or incorporated by reference herein are set forth in the Exhibit Index filed as part of this Registration Statement.

Exhibit Number	Exhibit
4.1	Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K dated July 22, 2004).
4.2	Bylaws, as amended July 9, 2018 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated July 13, 2018).
4.3	AAR CORP. 2013 Stock Plan (As Amended and Restated Effective July 13, 2020) (reflecting amendments since July 13, 2020) (incorporated by reference to Exhibit C to the Registrant’s Proxy Statement dated August 8, 2023).
5.1	Opinion of Jones Day.
23.1	Consent of KPMG LLP.
23.2	Consent of Jones Day (contained in the Opinion filed as Exhibit 5.1).
24.1	Power of Attorney.
107	Filing Fee Table.

Item 9.	Undertakings.

a)	The undersigned Registrant hereby undertakes:

1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Filing Fee Table” in the effective Registration Statement; and

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wood Dale, State of Illinois, on this 26th day of September, 2023.

AAR CORP.

By:	/s/ John M. Holmes
John M. Holmes
Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John M. Holmes	Chairman, President and Chief Executive Officer; Director (Principal Executive Officer)	September 26, 2023
John M. Holmes
*	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	September 26, 2023
Sean M. Gillen
*	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	September 26, 2023
Eric S. Pachapa
*	Director	September 26, 2023
Anthony K. Anderson
*	Director	September 26, 2023
Michael R. Boyce
*	Director	September 26, 2023
John W. Dietrich
*	Director	September 26, 2023
Robert F. Leduc
*	Director	September 26, 2023
Ellen M. Lord
*	Director	September 26, 2023
Duncan J. McNabb
*	Director	September 26, 2023
Peter Pace
*	Director	September 26, 2023
Jennifer L. Vogel
*	Director	September 26, 2023
Marc J. Walfish

* The undersigned, by signing his name hereto, does sign this Registration Statement on behalf of the designated officers and directors of AAR CORP. pursuant to the Power of Attorney executed on behalf of each of such officer and director that is filed as Exhibit 24.1 hereto.

By:	/s/ John M. Holmes	September 26, 2023
John M. Holmes, Attorney-in-Fact